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                                                               EXHIBIT (d)(1)(E)

                                WAIVER REGARDING
                          AGREEMENT AND PLAN OF MERGER


     THIS WAIVER REGARDING AGREEMENT AND PLAN OF MERGER (this "WAIVER"), dated as of December 20, 2000, is by and among Trilogy Software, Inc., a Delaware corporation ("PARENT"), POI Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and pcOrder.com, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, Parent, Sub and the Company are parties to that certain Agreement and Plan of Merger dated October 25, 2000 (the "MERGER AGREEMENT"); and

     WHEREAS, Section 2.08(a) and Section 2.08(b) of the Merger Agreement provide that the Paying Agent (as defined in the Merger Agreement) will make certain payments to holders of options to acquire Class A common stock of the Company who have previously delivered an Option Relinquishment and Release Agreement (as defined in the Merger Agreement); and

     WHEREAS, the Company desires to waive the requirement of having the Paying Agent make such payments contingent on and in consideration of Parent agreeing to make such payments directly or to cause the Company, as the Surviving Corporation (as defined in the Merger Agreement), to make such payments directly.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, Parent, Sub and the Company agree as follows:

        1. Capitalized terms that are used in this Waiver but are not defined herein shall have the meanings given to them in the Merger Agreement.

        2. Parent hereby agrees to pay directly or to cause the Surviving Corporation to pay directly, as soon as practicable after the Effective Time, to holders of options to purchase Class A Common Stock granted under the Company's Stock Option Plans or the Company's 2000 Plan, in either case, who have previously delivered an Option Relinquishment and Release Agreement, a cash amount equal to the product of (i) the number of shares of Class A Common Stock subject to such option (irrespective of whether such option is then exercisable) and (ii) the amount by which the Merger Consideration exceeds the exercise or strike price per share of Class A Common Stock subject to such option immediately prior to the Effective Time, less any required withholding taxes.

        3. In consideration of the agreements by Parent in Section 2 hereof, the Company hereby waives the requirements of Section 2.08(a) and
            Section 2.08(b) of the Merger Agreement that the Paying Agent make the payments referred to in Section 2 hereof.
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        4.  This Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.

        5. This Waiver may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                           [SIGNATURE PAGE FOLLOWS.]

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          IN WITNESS WHEREOF, each of the parties has caused this Waiver to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  TRILOGY SOFTWARE, INC.

                                  /s/ T. PATRICK KELLY
                                  ----------------------------------
                                  Name: T. Patrick Kelly
                                  Title: Vice President and
                                         Chief Financial Officer



                                  POI ACQUISITION CORP., INC.


                                  /s/ T. PATRICK KELLY
                                  ----------------------------------
                                  Name: T. Patrick Kelly
                                  Title: Vice President and
                                         Chief Financial Officer


                                  pcORDER.COM, INC.

                                  /s/ RICHARD FRIEDMAN
                                  ----------------------------------
                                  Name:  Richard Friedman
                                  Title: Vice President and
                                         General Counsel


     The following are executing this Waiver solely for the purpose of evidencing the consent of the Special Committee to the execution of this Waiver by the Company as required by Section 6.12 of the Merger Agreement.

                                  /s/ ROBERT W. STEARNS
                                  ----------------------------------
                                  ROBERT W. STEARNS


                                  /s/ LINWOOD A. LACY, JR.
                                  ----------------------------------
                                  LINWOOD A. LACY, JR.

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